Exhibit 3.211

BY-LAWS

OF

Hornet Pawn & Gun, Inc.

a North Carolina Corporation

Table of Contents

Article 1 Offices
1.01 Registered Office and Agent	1
1.02 Other Offices	1

Article 2 Shareholders
2.01 Place of Meetings	1
2.02 Annual Meetings	1
2.03 Special Meetings	1
2.04 Notice	1
2.05 Quorum	1
2.06 Majority Vote; Withdrawal of Quorum	2
2.07 Method of Voting	2
2.08 Record Date; Closing Transfer Books	2
2.09 Action Without Meeting	2
2.10 Telephone and Similar Meetings	2
2.11 Order of Business at Meetings	3

Article 3 Directors
3.01 Management	3
3.02 Number; Qualification; Election; Term	3
3.03 Change in Number	3
3.04 Removal	3
3.05 Vacancies	4
3.06 Election of Directors	4
3.07 Place of Meetings	4
3.08 First Meetings	4
3.09 Regular Meetings	4
3.10 Special Meetings	4
3.11 Quorum; Majority Vote	5
3.12 Compensation	5
3.13 Procedure	5
3.14 Action Without Meeting	5
3.15 Telephone and Similar Meetings	5

Article 4 Executive Committee
4.01 Designation	5
4.02 Number; Qualification; Term	5
4.03 Authority	5
4.04 Change in Number	6
4.05 Removal	6
4.06 Vacancies	6
4.07 Meetings	6
4.08 Quorum; Majority Vote	6
4.09 Compensation	6

4.10 Procedure	7
4.11 Action Without Meeting	7
4.12 Telephone and Similar Meetings	7
4.13 Responsibility	7

Article 5 Notice
5.01 Method	7
5.02 Waiver	7

Article 6 Officers and Agents
6.01 Number; Qualification; Election; Term	7
6.02 Removal	8
6.03 Vacancies	8
6.04 Authority	8
6.05 Compensation	8
6.06 President	8
6.07 Vice President	8
6.08 Secretary	9
6.09 Assistant Secretary	9
6.10 Treasurer	9
6.11 Assistant Treasurer	10

Article 7 Certificates and Shareholders
7.01 Certificates	10
7.02 Issuance	10
7.03 Payment for Shares	10
7.04 Subscriptions	10
7.05 Lien	11
7.06 Lost, Stolen or Destroyed Certificates	11
7.07 Registration of Transfer	11
7.08 Registered Owner	12
7.09 Pre-emptive Rights	12

Article 8 General Provisions
8.01 Dividends and Reserves	12
8.02 Books and Records	12
8.03 Checks and Notes	12
8.04 Fiscal Year	13
8.05 Seal	13
8.06 Indemnification	13
8.07 Resignation	15
8.08 Amendment of By-laws	15
8.09 Construction	15
8.10 Table of Contents; Headings	15
8.11 Relation to Articles of Incorporation	16

Exhibit 3.211

BY-LAWS

OF

Hornet Pawn & Gun, Inc.

Article 1

Offices

1.01 Registered Office and Agent. The registered office of the Corporation shall be at 5716 HWY 290 West Ste. 200, Austin, Travis, County, Texas 78735 and the name of the registered agent at such address is Kris Hawkins. The registered office and the registered agent may be changed by appropriate filing being made with the Secretary of State.

1.02 Other Offices. The corporation may also have offices at such other places both within and without the State as the board of directors may from time to time determine or business of the corporation may require.

Article 2

Shareholders

2.01 Place of Meetings. Meetings of shareholders shall be held at the time and place, within or without the state as stated in the notice of the be meeting or in a waiver of notice.

2.02 Annual Meetings. An annual meeting of the shareholders shall be held each year at a place and time to be selected by the board of directors as stated in the notice or waiver of notice of the meeting either within the state or outside the state. At the meeting, the shareholders shall select directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these By-laws, may be called by the Chairman of the Board, the President, the board of directors, or the holders of not less than twenty-five percent of all the shares entitled to vote at such meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting was called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. See also By-laws 5.01 and 5.02.

2.05 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote on a matter, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these By-laws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.06 Majority Vote; Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the articles of incorporation, or these By-laws, a higher vote is required in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

2.07 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these By-laws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.08 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to the meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.09 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy shall be placed in the minute book.

2.10 Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.11 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors:

(1)	call to order

(2)	proof of due notice of meeting

(3)	determination of quorum and examination of proxies

(4)	announcement of availability of voting list (See By-laws 2.03)

(5)	announcement of distribution of annual statement (See By-laws 8.03)

(6)	reading and disposing of minutes of last meeting of shareholders

(7)	reports of officers and committees

(8)	appointment of voting inspectors

(9)	unfinished business

(10)	new business

(11)	nomination of directors

(12)	opening of polls for voting

(13)	recess

(14)	reconvening; closing of polls

(15)	report of voting inspectors

(16)	other business

(17)	adjournment

Article 3

Directors

3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these By-laws) directed or required to be exercised or done by the shareholders.

3.02 Number; Qualification; Election; Term. The board of directors shall consist of not less than two (2) nor more than five (5) directors none of whom need be shareholders or residents of any particular state. The directors shall be elected at the annual meeting of the shareholders, except as provided in Bylaws 3.03 and 3.05. Each director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these By-laws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by plurality vote.

(1) At each election of directors, every shareholder entitled to vote at such election has the right:

(a) to vote the number of voting shares owned by him for as many persons as there are directors to be elected (and for whose election he has a right to vote); or

(b) to cumulate his votes by giving one (1) candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

(2) A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

(3) All shareholders may cumulate if any shareholder gives such notice.

3.07 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meetings. The first meeting of a newly elected board shall be held without further notice immediately following the annual meeting of shareholders, at the same place, unless by unanimous consent of the directors then elected and serving the time or place is changed.

3.09 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.10 Special Meetings. Special meetings of the board of directors may be called by the president on three days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, articles of incorporation, or these By-laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice of waiver of notice. See also By-laws 5.01 and 5.02.

3.11 Quorum; Majority Vote. At meetings of the board of directors a majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, the articles of incorporation, or these By-laws. If a quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.13 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.15 Telephone and Similar Meetings. See By-laws 2.11.

Article 4

Executive Committee

4.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02 Number; Qualification; Term. The executive committee shall consist of one (1) or more directors, one of whom shall be the president. The executive committee shall serve at the pleasure of the board of directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board in reference to:

(a) amending the articles of incorporation;

(b) approving a plan of merger or consolidation;

(c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

(d) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

(e) amending, altering, or repealing these By-laws or adopting new By-laws;

(f) filling vacancies in or removing members of the board of directors or of any committee appointed by the board of directors;

(g) fixing the compensation of any member of such committee;

(h) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable;

(i) declaring a dividend; or

(j) authorizing the issuance of shares of the corporation.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

4.05 Removal. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgement the best interests of the corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 4.01.

4.07 Meetings. Time, place and notice, (if any) of executive committee meetings shall be determined by the executive committee. See also By-laws 5.01 and 5.02.

4.08 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the articles of incorporation, or these By-laws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09 Compensation. See Bylaw 3.12.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12 Telephone and Similar Meetings. See By-laws 2.11

4.13 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

Article 5

Notice

5.01 Method. Whenever by statute, the articles of incorporation, these By-laws, or otherwise, notice is required to be given to a director, committee member, or shareholder, and no provision is made as to how to notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

(a) in writing, by mail, postage prepaid, addressed to the director, committee member, or shareholder at the address appearing on the books of the corporation; or

(b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the articles of incorporation or these By-laws, notice is required to be given to a shareholder, committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article 6

Officers and Agents

6.01 Number; Qualification; Election; Term.

(a) The corporation shall have:

(1) a president, a secretary, and

(2) such other officers (including a chairman of the board and additional vice presidents) and assistant officers and agents as the board of directors may think necessary.

(b) No officer or agent need be a shareholder, a director or a resident of the state.

(c) Officers named in By-laws 6.01(a)(1) shall be elected by the board of directors and shall serve at the pleasure of the board of directors Officers and agents named in By-laws 6.01 (a)(2) may be elected by the board at any meeting.

(d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of the shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(e) Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these By-laws or as may be determined by resolution of the board of directors not inconsistent with these By-laws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

6.06 President. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.07 Vice President. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.08 Secretary.

(a) The secretary shall attend all meetings of the board and/or shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

(c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

(d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.09 Assistant Secretary. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10 Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in depositories designated by the board of directors.

(b) He shall disburse the funds of the corporation as ordered by the board of directors, and prepare financial statements as they direct.

(c) If required by the board of directors, he shall give the corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board) for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

(d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

Article 7

Certificates and Shareholders

7.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any officer may be facsimile.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03 Payment for Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done, (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment of shares.

(b) Valuation. In the absence of fraud in the transaction, the board of directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus account.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

7.05 Lien. For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

(b) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.07 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.08 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

7.09 Pre-emptive Rights. No shareholder or other person shall have any pre-emptive right whatsoever.

Article 8

General Provisions

8.01 Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payments shall be at the discretion of the board of directors.

(b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

(c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The corporation shall keep correct and complete books of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.03 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

8.04 Fiscal Year. The fiscal year of the corporation shall end on May 31st changed by resolution of the board of directors.

8.05 Seal. The corporation seal (of which there may be one (1) or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.06 Indemnification.

(A) Persons. The corporation shall indemnify, to the extent provided in paragraphs (B), (D), or (F):

(1) any person who is or was director, officer, agent or employee of the corporation, and

(2) any person who serves or served at the corporation’s request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

(B) Extent — Derivative Suits. In case of a suit by or in the right of the corporation against a person named in paragraph (A) by reason of his holding a position named in paragraph (A), the corporation shall indemnify him if he satisfies the standard in paragraph (C), for expenses (including attorney’s fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

(C) Standard — Derivative Suits. In case of a suit by or in the right of the corporation, a person named in paragraph (A) shall be indemnified only if:

(1) he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect to any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(D) Extent — Non-derivative Suits. In case of a suit, action or proceeding, (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a non-derivative suit, against a person named in paragraph (A) by reason of his holding a position named in paragraph (A), the corporation shall indemnify him if he satisfies the standard in paragraph (E), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the non-derivative suit as:

(1) expenses (including attorney’s fees),

(2) amounts paid in settlement, 13

(3) judgment, and

(4) fines.

(E) Standard — Non-derivative Suits. In case of a non-derivative suit, a person named in paragraph (A) shall be indemnified only if:

(1) he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the non-derivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, he had no reason to believe his conduct was unlawful. The termination of a non-derivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (E)(2).

(F) Determination That Standard Has Been Met. A determination that the standard of paragraph (C) or (E) has been satisfied may be made by a court. Or, except as stated in paragraph (C)(2) (2nd sentence), the determination may be made by:

(1) a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceedings, or

(2) independent legal counsel (appointed by a majority of the directors of the corporation, whether or not a quorum, or elected by the shareholders of the corporation) in a written opinion, or

(3) the shareholders of the corporation.

(G) Proration. Anyone making a determination under paragraph (F) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

(H) Advance Payment. The corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under paragraphs (A)-(G) if:

(1) the board of directors authorizes the specific payment and

(2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under paragraphs (A)-(G).

(I) Nonexclusive. The indemnification provided by paragraphs (A)-(G) shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

(J) Continuation. The indemnification and advance payment provided by paragraphs (A)-(H) shall continue as to a person who has ceased to hold a position named in paragraph (A) and shall inure to his heirs, executors and administrators.

(K) Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (A), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under paragraphs (A)-(H).

(L) Reports. Indemnification payments, advance payments, and insurance purchases and payments made under paragraphs (A)-(K) shall be reported in writing to the shareholders of the corporation with the next notice of annual meeting, or within six months, whichever is sooner.

8.07 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08 Amendment of By-laws.

(a) These By-laws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These By-laws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these By-laws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these By-laws shall be considered valid and operative, and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these By-laws, they shall be subordinated in importance to the other written material.

8.11 Relation to Articles of Incorporation. These By-laws are subject to, and governed by, the Articles of Incorporation.

Adopted by the Board of Directors on the 21st day of February 1994.

/s/ RAYFORD LYNN GARY
Rayford Lynn Gary, Secretary